INFERX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE YEAR ENDED ENDED DECEMBER 31, 2008

	InferX	Irus	Adjustments	Consolidated

REVENUE	$80,934	$4,707,925		$4,788,859

COST OF REVENUES
Direct labor and other finges	43,261	852,397		895,658
Subcontractor	19,711	2,981,596		3,001,307
Other direct costs	416	109,245		109,661
Amortization of computer software development costs	209,996			209,996
Total costs of revenues	273,384	3,943,238		4,216,622

GROSS PROFIT (LOSS)	(192,450)	764,687	-	572,237

OPERATING EXPENSES
Indirect and overhead labor and fringes	633,884	521,548		1,155,432
Professional fees	172,480	59,321		231,801
Advertising and promotion		10,866		10,866
Travel related costs	22,729			22,729
Business development		109,848		109,848
Bad debts				0
Rent	128,626	80,821		209,447
General and administrative	221,875	82,636		304,511
Stock issued for services	116,625			116,625
Stock based compensation	48,345			48,345
Depreciation	14,446	57,275		71,721
Total operating expenses	1,359,010	922,315	-	2,281,325

NET (LOSS) FROM OPERATIONS BEFORE OTHER EXPENSE AND
PROVISION FOR INCOME TAXES	(1,551,460)	(157,628)	-	(1,709,088)

OTHER EXPENSE
Interest expense, net of interest income	1,176,238	46,518		1,222,756

NET (LOSS) FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(2,727,698)	(204,146)	-	(2,931,844)

Provision for income taxes	-	-	-	-

NET (LOSS) APPLICABLE TO SHARES	$(2,727,698)	$(204,146)	$-	$(2,931,844)

NET (LOSS) PER BASIC AND DILUTED SHARES	$(0.20)	$(0.14)		$(0.22)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	13,623,617	1,500,000		13,623,617